Exhibit 3.9

03/29/2012 09:02 AM	FILED - Oklahoma Secretary of State #3512352463 03/29/2012
OKLAHOMA SECRETARY OF STATE

SOS

18878000002

ARTICLES OF ORGANIZATION OF AN OKLAHOMA LIMITED LIABILITY COMPANY	RECEIVED MAR 29 2012 OKLAHOMA SECRETARY OF STATE

TO:	OKLAHOMA SECRETARY OF STATE
2300 N Lincoln Blvd., Room 101, State Capitol Building
Oklahoma City, Oklahoma 73105-4897
(405) 522-4560

The undersigned, for the purpose of forming an Oklahoma limited liability company pursuant to the provisions of 18 O.S., Section 2004, does hereby execute the following articles:

1.    The name of the limited liability company (Note: The name must contain either the words limited liability company or limited company or the abbreviations LLC, LC, L.L.C. or L.C. The word limited may be abbreviated as Ltd. and the word Company may be abbreviated as Co.):

ARP Oklahoma, LLC

2.    The street address of its principal place of business, wherever located:

Park Place Corporate Center One, 1000 Commerce Drive, 4th Floor, Pittsburgh,		PA	15275
Street address	City	State	Zip Code

3.    The name and street address of the resident agent in the state of Oklahoma:

The Corporation Company,	1833 South Morgan Road	Oklahoma City,	OK	73128
Name	Street Address	City	State	Zip Code
	(P.O. Boxes are not acceptable.)

4.    The term of existence: Perpetual

Articles of organization must be signed by at least one person who need not be a member of the limited liability company.

Dated: 3/28/2012

Signature:

Type or Print Name: Rosemary Morice

Address: 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103

(SOS FORM C073-11/99)

OK038 - 02/15/2010 CT System Online